Exhibit 99.1

MAWSON INFRASTRUCTURE GROUP INC.

ADOPTS LIMITED DURATION STOCKHOLDER RIGHTS AGREEMENT

MIDLAND, Pa., February 2, 2026 — MAWSON INFRASTRUCTURE GROUP Inc. (“Mawson” or the “Company”) (Nasdaq: MIGI) today announced that its Board of Directors (the “Board”) unanimously adopted a limited-duration stockholder rights agreement (the “Rights Agreement”) to protect the best interests of Mawson stockholders.

The Board adopted the Rights Agreement in response to the significant and rapid accumulation of the Company’s common stock (the “Common Stock”) and covert campaign to take over the Company by Endeavor Blockchain, LLC, Joshua Kilgore, Cody Smith and PM Squared, LLC (collectively, “Endeavor”). In deciding to adopt the Rights Agreement, the Board considered, among other things, that:

●	Endeavor acquired more than 5% of the Company’s Common Stock several weeks before filing an initial Schedule 13D with the Securities and Exchange Commission (the “SEC”) on December 22, 2025.

●	In the following days, Endeavor made additional significant acquisitions of Common Stock, and filed an amended Schedule 13D on January 6, 2026, reporting purported combined ownership of shares amounting to 31.6% of shares outstanding as of January 6, 2026 (which based on Mawson’s records actually amounted to 19.5% of shares outstanding).

●	The initial Schedule 13D and the amended Schedule stated that Endeavor did not have “any present plan or proposal” that would result in an extraordinary corporate transaction or a change in the Board or management of the Company.

●	However, two days later, on January 8, 2026, Endeavor sent the Board a written proposal for a Tender Offer and Series A Preferred Equity Financing that would have resulted in Endeavor taking control of the Board and controlling the selection of a new CEO of the Company.

●	Following the Board’s rejection of its proposal, Endeavor issued a letter to stockholders of Mawson on January 22, 2026, calling for a change in the Company’s current leadership, strategy and equity capitalization, and announcing its intention to file a preliminary proxy statement to solicit votes for one or more director nominees at the Company’s 2026 annual meeting of stockholders.

●	Endeavor has continued to acquire Common Stock since issuing the letter to stockholders, and reported purported combined ownership of shares amounting to 48.0% of shares outstanding as of January 28, 2026 (which based on Mawson’s records actually amounted to 29.7% of shares outstanding).

The Rights Agreement is similar to agreements adopted by other public companies in comparable circumstances, and is intended to enable Mawson’s stockholders to realize the long-term value of their investment and protect its stockholders from the actions of third parties that the Board determines are not in the best interests of Mawson and its stockholders. The Rights Agreement does not preclude the Board from considering proposals, engaging in discussions or pursuing transactions that it believes are in the best interests of Mawson and its stockholders.

Under the Rights Agreement, the Rights (as defined in the Rights Agreement) will become exercisable if a person or group acquires beneficial ownership of 20% or more of Mawson’s outstanding Common Stock, or if a person or group with beneficial ownership of 20% or more at the time the adoption of the Rights Agreement is announced acquires any additional shares of Common Stock, without the prior approval of the Board. In the event that the Rights become exercisable due to such thresholds being triggered or certain other triggers, each Right will entitle its holder to purchase, at the Right’s exercise price, a number of shares of common stock or equivalent securities (including the common stock or equivalent securities of an acquiring entity after a change of control upon certain triggers) having a market value at that time equal to twice each Right’s exercise price. Rights held by the triggering person or group will become void and will not be exercisable to purchase shares at the reduced exercise price. In lieu of permitting exercise, the Board may exchange each Right (except for Rights held by the triggering person or group) for one share of common stock, unless the triggering person or group has acquired 50% or more of Mawson’s common stock. The Rights Agreement does not contain any dead-hand, slow-hand, no-hand or similar features that limit the ability of a future Board to redeem the Rights.

The Rights Agreement is effective immediately and will expire on February 1, 2027 (unless earlier terminated, exchanged or redeemed). The dividend distribution of Rights will be payable to stockholders of record as of the close of business on February 12, 2026.

Additional information regarding the Rights Agreement will be contained in a Form 8-K filing with the U.S. Securities and Exchange Commission (the “SEC”). This filing will be available on the SEC’s website at www.sec.gov.

About Mawson

Mawson is a U.S.-based technology company that designs, builds, and operates next-generation digital infrastructure platforms. The company provides services spanning artificial intelligence (AI), high performance computing (HPC), digital assets (including Bitcoin mining), and other intensive compute applications. Mawson delivers both self-mining operations and colocation/hosting for enterprise customers, with a vertically integrated infrastructure model built for scalability and efficiency.

A core part of Mawson’s strategy is powering its operations with carbon-free energy resources—including nuclear power—ensuring that its compute platforms support the rapid growth of the digital economy in an environmentally sustainable way. With 129 megawatts of capacity already online and more under development, Mawson is positioning itself as a competitive provider of carbon-aware digital infrastructure solutions. For more information about Mawson, visit: https://mawsoninc.com.

Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to the Company with respect to the Rights Agreement.

Cautionary Language on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the anticipated benefits and expected consequences of the Rights Plan that the Board has adopted. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company.

These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, continued evolution and uncertainty related to technologies and digital infrastructure; our ability to continue as a going concern; our ability to cure any continued listing deficiencies and maintain the listing of our common stock on Nasdaq; the availability of our “at-the-market” program and our ability or inability to secure additional funds through equity financing transactions; access to reliable and reasonably priced electricity sources; operational, maintenance, repair, safety, and construction risks; the failure or breakdown of mining equipment, or internet connection failure; our reliance on key management personnel and employees; our ability to attract or retain the talent needed to sustain or grow the business; our ability to develop and execute on our business strategy and plans; counterparty risks related to our customers, agreements and/or contracts; the loss of a significant digital colocation customer; adverse actions by creditors, debt providers, or other parties; continued evolution and uncertainty related to growth in blockchain and Bitcoin and other digital assets’ usage; high volatility in Bitcoin and other digital assets’ prices and in value attributable to our business; our need to, and difficulty in, raising additional debt or equity capital and the availability of financing opportunities; failure to maintain required compliance to remain eligible for the most cost-effective forms of raising additional equity capital; the evolution of AI and HPC market and changing technologies; the slower than expected growth in demand for AI, HPC and other accelerated computing technologies; the ability to timely implement and execute on AI and HPC digital infrastructure contracts or deployment; the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned; downturns in the digital assets industry; counterparty risks and risks of delayed or delinquent payments from customers and others; inflation, economic or political environment; cyber-security threats; our ability to obtain proper insurance; banks and other financial institutions ceasing to provide services to our industry; changes to the Bitcoin and/or other networks’ protocols and software; the decrease in the incentive or increased network difficulty to mine Bitcoin; the increase of transaction fees related to digital assets; the fraud or security failures of large digital asset exchanges; the regulation and taxation of digital assets like Bitcoin; our ability to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; how our common stock shares may and/or will be impacted by the dismissal of the involuntary petition filed against us in the United States Bankruptcy Court for the District of Delaware; material litigation, investigations, or enforcement actions, including by regulators and governmental authorities; and other risks described in Mawson’s filings with the SEC. Mawson undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this release, except as required by law. Additional information regarding these and other factors can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.

Contact

Investor Relations

Mawson Infrastructure Group, Inc.

Investor Contact: IR@mawsoninc.com

Partnerships Contact: Partnerships@mawsoninc.com

Media and Press Contact: mediarelations@mawsoninc.com

Website: www.mawsoninc.com

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